UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2006

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a)	On June 29, 2006, Plum Creek Timberlands, L.P. (the “Partnership”), a wholly owned operating subsidiary of Plum Creek Timber Company, Inc. (the “Company”), entered into a new credit agreement governing the terms of a $750 million ($750,000,000) revolving credit facility (the “Credit Agreement”) with Bank of America, N.A. and several other financial institutions party thereto, as lenders. Under the Credit Agreement, which may be increased to up to $1 billion ($1,000,000,000) subject to certain terms and conditions, the Partnership may borrow funds from time to time up to $750 million, including up to $100 million of standby letters of credit. The Credit Agreement replaces the Partnership’s credit agreement governing the terms of a $650 million ($650,000,000) revolving credit facility.

The Credit Agreement contains various provisions that are customary for a borrower with an investment grade debt rating. These provisions include covenants that require the Partnership to maintain certain interest coverage and maximum leverage ratios, as well as limit the Partnership’s ability to enter into certain sale and leaseback transactions, incur liens on its properties, dispose of its timberlands, and execute certain fundamental changes (e.g., merge, consolidate, dissolve, liquidate or sell substantially all of its assets to another party). The Credit Agreement also places limitations on the ability of the Partnership’s subsidiaries to incur indebtedness, and contains customary event of default provisions. Borrowings under the Credit Agreement will be unsecured and unsubordinated obligations of the Partnership, and will rank equally with all of the Partnership’s other unsecured and unsubordinated indebtedness from time to time outstanding.

For a complete description of the terms and conditions of the Credit Agreement, please refer to the Credit Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10.1.

Bank of America, N.A. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and general financing services for the Company and the Partnership. In addition, U.S. Bank National Association, a lender under the Credit Agreement, is also a party to a securities indenture with the Partnership and the Company governing the terms of the Partnership’s publicly issued senior notes. U.S. Bank National Association acts as trustee under the indenture for the benefit of the note holders, and is paid a fee for such services.

Item 1.02 Termination of a Material Definitive Agreement

(a)	The information set forth in Item 1.01(a) of this Current Report on Form 8-K is incorporated herein by reference.

Section 2.  Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	The information set forth in Item 1.01(a) of this Current Report on Form 8-K is incorporated herein by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following Exhibit is filed with this report:

Exhibit No.

10.1	Credit Agreement, dated as of June 29, 2006, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Seattle Branch, Northwest Farm Credit Services, PCA and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, and Wells Fargo Bank, National Association, as Documentation Agents, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Joint Lead Arrangers and Joint Book Managers, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ William R. Brown
WILLIAM R. BROWN
Executive Vice President and Chief Financial Officer

DATED: July 3, 2006

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

10.1	Credit Agreement, dated as of June 29, 2006, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Seattle Branch, Northwest Farm Credit Services, PCA and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, and Wells Fargo Bank, National Association, as Documentation Agents, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Joint Lead Arrangers and Joint Book Managers, and the other financial institutions party thereto.